Exhibit 23(a)


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


Deloitte &
 Touche LLP          ---------------------------------------------------------
-----------          250 East Fifth Street           Telephone: (513) 784-7100
                     P.O. Box 5340
                     Cincinnati, Ohio 45202-5340



INDEPENDENT AUDITORS' CONSENT


The Procter & Gamble Company:

We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated July 31, 1997 incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in this Registration Statement.



/s/DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
April 27, 1998




















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Deloitte Touche
Tohmatsu
International
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